SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) April 4, 2003




                           CPI CORP.
_________________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
_________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri         63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)



Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________



_________________________________________________________________
(Former name or former address, if changes since last report.)







ITEM 9.   REGULATION FD DISCLOSURE

A. On April 4, 2003, CPI Corp. issued the following press release providing an update on status of SEC
     Staff Comment Letter.

     CPI CORP.
     NEWS FOR IMMEDIATE RELEASE   FOR RELEASE APRIL 4, 2003

     FOR FURTHER INFORMATION CONTACT:

      NAME: Jane Nelson                FROM: CPI Corp.
      ADDRESS: 1706 Washington Avenue  CITY: St. Louis
      STATE, ZIP: Missouri  63103      TELEPHONE: (314)231-1575

     ----------------------------------------------------------

     FOR FURTHER INFORMATION AT FRB/WEBERSHANDWICK
      Mark Muehlfelt, Chicago 312/640-6767


CPI CORP. PROVIDES UPDATE ON STATUS OF SEC STAFF COMMENT LETTER
 ---------------------------------------------------------------

ST. LOUIS, MO, APRIL 4, 2003 - CPI CORP. (NYSE-CPY) - The Company issued a press release on April 3, 2003 announcing its fourth quarter and fiscal 2002 results. In that release, the Company disclosed the receipt of a routine comment letter from the Securities and Exchange Commission ("SEC") relating to the SEC Staff's recent periodic review of the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2002 (fiscal 2001) and the Company's Quarterly Reports on Form 10Q for each of the first three quarters of fiscal 2002. In the comment letter, the Staff, among other things, asked the Company for additional information and support for its historical position related to the Company's recognition of portrait studio revenues. The Company has historically recognized these revenues at the time the customer approves photographic proofs and makes a firm commitment for a portrait order. The SEC Staff queried the Company as to why such revenues were not instead recognized at the time of physical delivery of the portraits, which in the case of the Company generally occurs within two and one-half weeks of the customer sitting.

On April 4, 2003, subsequent to the issuance of the aforementioned press release, the Company received the SEC Staff's response to the Company's initial response. In their response, the SEC Staff disagreed with the position of the Company and asked the Company to amend its Form 10-K for the fiscal year ended February 2, 2002 (fiscal 2001) and each of its Form 10Qs for fiscal 2002 to recognize portrait studio revenues upon delivery of the portraits. The Company is in the process of analyzing the Staff's most recent response, including consultation with its independent accountants.

The Company believes that its long-standing revenue recognition policy is in accordance with generally accepted accounting principles and also that its policy does not produce materially different results than would result from the application of the "physical delivery" concept. Specifically, on an annual basis for the Company's fiscal years 1999, 2000 and 2001, the Company estimates that the difference in revenues recognized under the two methods would be less than one percent in all years. While more significant on a quarterly basis, especially between quarters three and four of each year, application of the "physical delivery" concept results in moving two and one-half weeks of revenues from the third quarter to the fourth quarter, only further accentuating an already significant seasonality trend that exists in the portrait studio business.

The Company anticipates additional discussions with the SEC Staff and ultimate resolution of this matter by the time it files its Annual Report on Form 10-K for its recently completed 2002 fiscal year, in early May 2003.

The statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995 and involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, which are identified by such words as "intends", "expects", "anticipates" or words of similar import, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to: customer demand for the Company's products and services, the overall level of economic activity in the Company's major markets, competitors' actions, manufacturing interruptions, dependence on certain suppliers, changes in the Company's relationship with Sears, Roebuck and Company ("Sears") and the condition and strategic planning of Sears, fluctuations in operating results, the condition of Prints Plus, the attraction and retention of qualified personnel and other risks as may be described in the Company's filings with the Securities and Exchange Commission.




























SIGNATURE



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                  CPI CORP.
                                  ---------------------------
                                  (Registrant)




                              By: /s/ Gary W. Douglass
                                  ---------------------------
                                  Gary W. Douglass
                                  Authorized Officer and
                                  Principal Financial Officer



Dated: April 4, 2003